UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 (Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 209-4199

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Longwei Petrolum Investment Holding Ltd. (the “Company”) held its Annual Meeting of Shareholders on December 15, 2011 (the “Annual Meeting”). A total of 93,097,394 shares of common stock, representing 92.4% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1 . All of the five (5) nominees for director were elected to serve until the 2012 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors was as follows:

Directors	For	Withheld	Abstain	Broker Non-Vote
Cai Yongjun	71,567,131	267,283	n/a	21,262,980
Xue Yongping	71,565,114	269,300	n/a	21,262,980
Douglas Cole	71,602,193	232,221	n/a	21,262,980
Dora Dong	71,769,909	64,505	n/a	21,262,980
Xiaoping Xue	71,747,392	87,022	n/a	21,262,980

Proposal 2. The appointment of Child, Van Wagoner & Bradshaw, PLLC as the Company’s independent registered public accounting firm for its fiscal year ended June 30, 2012 was ratified and approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain
91,605,139	1,402,434	89,821

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LTD.

Date: December 21, 2011	By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer

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